Exhibit 99.1

Five9 Reports Third Quarter Revenue Growth of 29% to a Record $198.3 Million
37% Growth in LTM Enterprise Subscription Revenue
Record Operating and Free Cash Flow
SAN RAMON, Calif. - November 7, 2022 - Five9, Inc. (NASDAQ:FIVN), a leading provider of cloud contact center software, today reported results for the third quarter ended September 30, 2022.
Third Quarter 2022 Financial Results
•Revenue for the third quarter of 2022 increased 29% to a record $198.3 million, compared to $154.3 million for the third quarter of 2021.
•GAAP gross margin was 52.6% for the third quarter of 2022, compared to 56.5% for the third quarter of 2021.
•Adjusted gross margin was 61.4% for the third quarter of 2022, compared to 64.1% for the third quarter of 2021.
•GAAP net loss for the third quarter of 2022 was $(23.2) million, or $(0.33) per basic share, compared to GAAP net loss of $(20.5) million, or $(0.30) per basic share, for the third quarter 2021.
•Non-GAAP net income for the third quarter of 2022 was $27.8 million, or $0.39 per diluted share, compared to non-GAAP net income of $20.0 million, or $0.28 per diluted share, for the third quarter of 2021.
•Adjusted EBITDA for the third quarter of 2022 was $36.7 million, or 18.5% of revenue, compared to $27.4 million, or 17.8% of revenue, for the third quarter of 2021.
•GAAP operating cash flow for the third quarter of 2022 was $30.5 million, compared to GAAP operating cash flow of $(4.8) million for the third quarter of 2021.

“We are pleased to report strong third quarter results with revenue growing 29% year-over-year to a record $198.3 million. This growth was driven by the strength of our Enterprise business where LTM subscription revenue grew 37% year-over-year. This quarter, we achieved an adjusted EBITDA margin of 18.5%, as we continued our disciplined approach of driving balanced growth. We believe there are three immutable trends gathering steam around us, namely the demand for cloud solutions, the digital transformation of contact centers and a growing yet barely penetrated TAM, that will be with us for many years to come. We are still in the early innings of the long-term shift to the cloud and we believe Five9 is very well positioned in this massive market as we continue to execute on product innovation, our march up market and international expansion.”

- Mike Burkland, Chairman and Incoming CEO, Five9

“I strongly believe in the market opportunities ahead and Five9’s demonstrated ability to capitalize on them. Five9 is in great hands given Mike’s proven track record of success. During Mike’s ten years as CEO, he established a vision to move the contact center to the cloud and increased the company’s revenue by 20x in becoming one of the largest and fastest growing public companies in the CCaaS market. Mike and I are committed to ensuring that the CEO transition is as seamless as it was four-and-a-half years ago, when he passed the torch to me.”

- Rowan Trollope, CEO, Five9
Business Outlook
Five9 provides guidance based on current market conditions and expectations. Five9 emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below, including risks and uncertainties associated with the global macroeconomic environment, including the impact of the Russia-Ukraine conflict and the COVID-19 pandemic.
•For the full year 2022, Five9 expects to report:
•Revenue in the range of $774.5 to $775.5 million.
•Non-GAAP net income per share in the range of $1.35 to $1.37, assuming diluted shares outstanding of approximately 71.3 million.
•For the fourth quarter of 2022, Five9 expects to report:
•Revenue in the range of $204.0 to $205.0 million.
•Non-GAAP net income per share in the range of $0.40 to $0.42, assuming diluted shares outstanding of approximately 72.0 million.

With respect to Five9’s guidance as provided above, Five9 has not reconciled its expectations as to non-GAAP net income per share to GAAP net loss per share because stock-based compensation and one-time costs cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Conference Call Details
Five9 will discuss its third quarter 2022 results today, November 7, 2022, via Zoom webinar at 4:30 p.m. Eastern Time. To access the webinar, please register by clicking here. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K and will be posted to our website, prior to the conference call.
A live webcast and a replay will be available on the Investor Relations section of the Company’s web-site at http://investors.five9.com/.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. We calculate adjusted gross profit and adjusted gross margin by adding back the following items to gross profit: depreciation, intangibles amortization, stock-based compensation, exit costs related to the closure and relocation of our Russian operations, acquisition-related transaction and one-time integration costs, and refund for prior year overpayment of Universal Service Fund, or USF, fees. We calculate adjusted EBITDA by adding back or removing the following items to or from GAAP net loss: depreciation and amortization, stock-based compensation, interest expense, interest (income) and other, exit costs related to closure and relocation of our Russian operations, acquisition-related transaction costs and one-time integration costs, contingent consideration expense, refund for prior year overpayment of USF fees and provision for (benefit from) income taxes. We calculate non-GAAP operating income by adding back or removing the following items to or from GAAP operating income: stock-based compensation, intangibles amortization, exit costs related to the closure and relocation of our Russian operations, acquisition-related transaction and one-time integration costs, contingent consideration expense and refund for prior year overpayment of USF fees. We calculate non-GAAP net income by adding back or removing the following items to or from GAAP net loss: stock-based compensation, intangibles amortization, amortization of discount and issuance costs on convertible senior notes, exit costs related to the closure and relocation of our Russian operations, acquisition-related transaction costs and one-time integration costs, contingent consideration expense, refund for prior year overpayment of USF fees and tax provision associated with acquired companies. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth in this release.

Forward-Looking Statements
This news release contains certain forward-looking statements, including the statements in the quotes from our Chairman and incoming Chief Executive Officer and our current Chief Executive Officer, including statements regarding Five9’s market opportunity and ability to capitalize on that opportunity, the CEO transition, market trends and their time horizon, Five9's market position, and the fourth quarter and full year 2022 financial projections set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) our quarterly and annual results may fluctuate significantly, including as a result of the timing and success of new product and feature introductions by us, and may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (ii) the impact of adverse economic conditions, including the impact of macroeconomic deterioration, including increased inflation, increased interest rates, supply chain disruptions, decreased economic output and fluctuations in currency rates, the impact of the Russia-Ukraine conflict, and other factors, may continue to harm our business; (iii) if we are unable to attract new clients or sell additional services and functionality to our existing clients, our revenue and revenue growth will be harmed; (iv) if our existing clients terminate their subscriptions, reduce their subscriptions and related usage, or fail to grow subscriptions at the rate they have in the past or that we might expect, our revenues and gross margins will be harmed and we will be required to spend more money to grow our client base; (v) our recent rapid growth may not be indicative of our future growth, and even if we continue to grow rapidly, we may fail to manage our growth effectively; (vi) our recent Chief Executive Officer transition could disrupt our operations, result in additional executive and personnel transitions and make it more difficult for us to hire and retain employees; (vii) failure to adequately retain and expand our sales force will impede our growth; (viii) if we fail to manage our technical operations infrastructure, our existing clients may experience service outages, our new clients may experience delays in the deployment of our solution and we could be subject to, among other things, claims for credits or damages; (ix) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully maintain, grow and manage these relationships could harm our business; (x) we have established, and are continuing to increase, our network of master agents and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (xi) the markets in which we participate involve a high number of competitors that is continuing to increase, and if we do not compete effectively, our operating results could be harmed; (xii) we continue to expand our international operations, which exposes us to significant macroeconomic and other risks; (xiii) security breaches and improper access to or disclosure of our data or our clients’ data, or other cyber attacks on our systems, could result in litigation and regulatory risk, harm our reputation and our business; (xiv) we may acquire other companies or technologies, or be the target of strategic transactions, or be impacted by transactions by other companies, which could divert our management’s attention, result in additional dilution to our stockholders or use a significant amount of our cash resources and otherwise disrupt our operations and harm our operating results; (xv) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xvi) because a significant percentage of our revenue is derived from existing clients, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (xvii) we rely on third-party telecommunications and internet service providers to provide our clients and their customers with telecommunication services and connectivity to our cloud contact center software and any failure by these service providers to provide reliable services could cause us to lose clients and subject us to claims for credits or damages, among other things; (xviii) we have a history of losses and we may be unable to achieve or sustain profitability; (xix) the contact center software solutions market is subject to rapid technological change, and we must develop and sell incremental and new solutions in order to maintain and grow our business; (xx) the effects of the COVID-19 pandemic have materially affected how we, our clients and business partners are operating, and the duration and extent to which it will impact our future results of operations and overall financial performance remain uncertain; (xxi) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xxii) failure to comply with laws and regulations could harm our business and our reputation; (xxiii) we may not have sufficient cash to service our convertible senior notes and repay such notes, if required, and other risks attendant to our convertible senior notes and increased debt levels; and (xxiv) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Such forward-

looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.

About Five9
Five9 is a leading provider of cloud contact center software for the intelligent contact center space, bringing the power of cloud innovation to customers and facilitating more than nine billion call minutes annually. Five9 provides end-to-end solutions with omnichannel routing, analytics, WFO and AI to increase agent productivity and deliver tangible business results. The Five9 Genius platform is reliable, secure, compliant and scalable; designed to create exceptional personalized customer experiences. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$129,492	$90,878
Marketable investments	447,612	378,980
Accounts receivable, net	88,225	83,731
Prepaid expenses and other current assets	32,600	30,342
Deferred contract acquisition costs, net	43,587	33,295
Total current assets	741,516	617,226
Property and equipment, net	101,969	77,785
Operating lease right-of-use assets	44,941	48,703
Intangible assets, net	31,081	39,897
Goodwill	165,420	165,420
Marketable investments	1,961	147,377
Other assets	11,963	11,871
Deferred contract acquisition costs, net — less current portion	107,961	84,663
Total assets	$1,206,812	$1,192,942
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,153	$20,510
Accrued and other current liabilities	63,122	78,577
Operating lease liabilities	10,201	9,826
Accrued federal fees	439	2,282
Sales tax liabilities	2,485	2,660
Deferred revenue	53,834	43,720
Convertible senior notes	176	—
Total current liabilities	151,410	157,575
Convertible senior notes - less current portion	737,429	768,599
Sales tax liabilities — less current portion	894	877
Operating lease liabilities — less current portion	42,487	47,088
Other long-term liabilities	5,147	7,671
Total liabilities	937,367	981,810
Stockholders’ equity:
Common stock	71	68
Additional paid-in capital	582,908	439,787
Accumulated other comprehensive loss	(4,101)	(287)
Accumulated deficit	(309,433)	(228,436)
Total stockholders’ equity	269,445	211,132
Total liabilities and stockholders’ equity	$1,206,812	$1,192,942

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

Revenue	$198,342	$154,328	$570,501	$435,992
Cost of revenue	94,111	67,137	271,207	191,335
Gross profit	104,231	87,191	299,294	244,657
Operating expenses:
Research and development	34,113	29,680	104,929	76,449
Sales and marketing	67,353	49,712	196,062	140,535
General and administrative	24,496	26,790	72,634	71,944
Total operating expenses	125,962	106,182	373,625	288,928
Loss from operations	(21,731)	(18,991)	(74,331)	(44,271)
Other (expense) income, net:
Interest expense	(1,879)	(1,947)	(5,606)	(6,003)
Interest income and other	982	213	2,107	35
Total other (expense) income, net	(897)	(1,734)	(3,499)	(5,968)
Loss before income taxes	(22,628)	(20,725)	(77,830)	(50,239)
Provision for (benefit from) income taxes	579	(188)	3,167	(840)
Net loss	$(23,207)	$(20,537)	$(80,997)	$(49,399)
Net loss per share:
Basic and diluted	$(0.33)	$(0.30)	$(1.16)	$(0.73)
Shares used in computing net loss per share:
Basic and diluted	70,232	67,800	69,656	67,278

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30, 2022	September 30, 2021
Cash flows from operating activities:
Net loss	$(80,997)	$(49,399)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	33,650	28,194
Amortization of operating lease right-of-use assets	7,491	6,445
Amortization of deferred contract acquisition costs	29,245	18,358
Amortization of premium on marketable investments	1,006	5,114
Provision for doubtful accounts	812	502
Stock-based compensation	128,682	73,204
Amortization of discount and issuance costs on convertible senior notes	2,796	2,960
Deferred taxes	2,076	—
Change in fair of value of contingent consideration	260	5,260
Payment of contingent consideration liability in excess of acquisition-date fair value	(5,900)	—
Other	503	211
Changes in operating assets and liabilities:
Accounts receivable	(5,337)	(12,181)
Prepaid expenses and other current assets	(2,228)	(13,665)
Deferred contract acquisition costs	(62,835)	(51,765)
Other assets	(213)	(2,196)
Accounts payable	1,008	5,319
Accrued and other current liabilities	796	20,528
Accrued federal fees and sales tax liability	(2,001)	(3,363)
Deferred revenue	9,519	4,006
Other liabilities	(2,208)	(17,183)
Net cash provided by operating activities	56,125	20,349
Cash flows from investing activities:
Purchases of marketable investments	(250,278)	(543,544)
Proceeds from sales of marketable investments	600	2,369
Proceeds from maturities of marketable investments	321,311	419,922
Purchases of property and equipment	(46,028)	(28,478)
Capitalization of software development costs	(2,420)	—
Payments of initial direct costs	(282)	—
Cash paid for an equity investment in a privately-held company	(2,000)	—
Net cash provided by (used in) investing activities	20,903	(149,731)
Cash flows from financing activities:
Repurchase of a portion of 2023 convertible senior notes, net of costs	(34,057)	(18,870)
Proceeds from exercise of common stock options	5,358	6,029
Proceeds from sale of common stock under ESPP	8,338	8,128
Payment of contingent consideration liability up to acquisition-date fair value	(18,100)	—
Payment of hold back related to an acquisition	—	(3,200)
Payments of finance leases	—	(612)
Net cash used in financing activities	(38,461)	(8,525)
Net increase (decrease) in cash and cash equivalents	38,567	(137,907)
Cash, cash equivalents and restricted cash:
Beginning of period	91,391	220,372
End of period	$129,958	$82,465

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

GAAP gross profit	$104,231	$87,191	$299,294	$244,657
GAAP gross margin	52.6%	56.5%	52.5%	56.1%
Non-GAAP adjustments:
Depreciation	5,970	4,711	17,336	13,729
Intangibles amortization	2,934	2,947	8,816	8,841
Stock-based compensation	8,329	3,994	24,659	10,880
Exit costs related to closure and relocation of Russian operations	96	—	479	—
Acquisition-related and one-time integration costs	187	37	315	69
Refund for prior year overpayment of USF fees	—	—	(3,511)	—
Adjusted gross profit	$121,747	$98,880	$347,388	$278,176
Adjusted gross margin	61.4%	64.1%	60.9%	63.8%

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

GAAP net loss	$(23,207)	$(20,537)	$(80,997)	$(49,399)
Non-GAAP adjustments:
Depreciation and amortization	11,215	9,780	33,650	28,194
Stock-based compensation	44,503	27,395	128,682	73,204
Interest expense	1,879	1,947	5,606	6,003
Interest (income) and other	(982)	(213)	(2,107)	(35)
Exit costs related to closure and relocation of Russian operations (1)	774	—	4,215	—
Acquisition-related transaction and one-time integration costs	1,944	9,158	5,296	11,225
Contingent consideration expense	—	60	260	5,260
Refund for prior year overpayment of USF fees	—	—	(3,511)	—
Provision for (benefit from) income taxes	579	(188)	3,167	(840)
Adjusted EBITDA	$36,705	$27,402	$94,261	$73,612
Adjusted EBITDA as % of revenue	18.5%	17.8%	16.5%	16.9%
(1) Exit costs related to the closure and relocation of our Russian operations was $0.7 million and $4.6 million during the three and nine months ended September 30, 2022. The $0.8 million and $4.2 million adjustments presented above were net of $0.0 million and $0.8 million included in “Depreciation and amortization” and $(0.1) million and $(0.4) million included in “Interest (income) and other.”

FIVE9, INC.
RECONCILIATION OF GAAP OPERATING LOSS TO NON-GAAP OPERATING INCOME
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

Loss from operations	$(21,731)	$(18,991)	$(74,331)	$(44,271)
Non-GAAP adjustments:
Stock-based compensation	44,503	27,395	128,682	73,204
Intangibles amortization	2,934	2,947	8,816	8,841
Exit costs related to closure and relocation of Russian operations	774	—	4,989	—
Acquisition-related transaction and one-time integration costs	1,944	9,158	5,296	11,225
Contingent consideration expense	—	60	260	5,260
Refund for prior year overpayment of USF fees	—	—	(3,511)	—
Non-GAAP operating income	$28,424	$20,569	$70,201	$54,259

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

GAAP net loss	$(23,207)	$(20,537)	$(80,997)	$(49,399)
Non-GAAP adjustments:
Stock-based compensation	44,503	27,395	128,682	73,204
Intangibles amortization	2,934	2,947	8,816	8,841
Amortization of discount and issuance costs on convertible senior notes	944	1,001	2,796	2,960
Exit costs related to closure and relocation of Russian operations	714	—	4,588	—
Acquisition-related transaction and one-time integration costs	1,944	9,158	5,296	11,225
Contingent consideration expense	—	60	260	5,260
Refund for prior year overpayment of USF fees	—	—	(3,511)	—
Tax provision associated with acquired companies	—	—	1,830	—
Non-GAAP net income	$27,832	$20,024	$67,760	$52,091
GAAP net loss per share:
Basic and diluted	$(0.33)	$(0.30)	$(1.16)	$(0.73)
Non-GAAP net income per share:
Basic	$0.40	$0.30	$0.97	$0.77
Diluted	$0.39	$0.28	$0.95	$0.74
Shares used in computing GAAP net loss per share:
Basic and diluted	70,232	67,800	69,656	67,278
Shares used in computing non-GAAP net income per share:
Basic	70,232	67,800	69,656	67,278
Diluted	71,441	71,102	71,054	70,781

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2022			September 30, 2021
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$8,329	$5,970	$2,934	$3,994	$4,711	$2,947
Research and development	10,603	768	—	9,101	1,004	—
Sales and marketing	15,761	1	—	8,304	1	—
General and administrative	9,810	1,542	—	5,996	1,117	—
Total	$44,503	$8,281	$2,934	$27,395	$6,833	$2,947

	Nine Months Ended
	September 30, 2022			September 30, 2021
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$24,659	$17,336	$8,816	$10,880	$13,729	$8,841
Research and development	32,567	2,396	—	20,016	2,329	—
Sales and marketing	44,148	3	—	23,282	3	—
General and administrative	27,308	5,099	—	19,026	3,292	—
Total	$128,682	$24,834	$8,816	$73,204	$19,353	$8,841

Investor Relations Contacts:

Five9, Inc.
Barry Zwarenstein
Chief Financial Officer
925-201-2000 ext. 5959
IR@five9.com

The Blueshirt Group for Five9, Inc.
Lisa Laukkanen
415-217-4967
Lisa@blueshirtgroup.com

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